
<ARTICLE> 6
<LEGEND>
On September 8, 1997, the Fund made a liquidating distribution to its shareholders at net asset value. The Fund filed a Form N-8F with the SEC on November 4, 1997. The SEC released Notice of Application on December
30, 1997 (Release IC-22980). An Order was issued by the SEC declaring that the Fund has ceased to be an investment company on January 27, 1998
(Release IC-23010). Reporting on the accompanying Form N-SAR consists of portfolio transactions, sales and purchases, and shareholder meeting results during 1997.
</LEGEND>

<PERIOD-TYPE>                              YEAR
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<INVESTMENTS-AT-COST>                                0
<INVESTMENTS-AT-VALUE>                               0
<RECEIVABLES>                                        0
<ASSETS-OTHER>                                       0
<OTHER-ITEMS-ASSETS>                                 0
<TOTAL-ASSETS>                                       0
<PAYABLE-FOR-SECURITIES>                             0
<SENIOR-LONG-TERM-DEBT>                              0
<OTHER-ITEMS-LIABILITIES>                            0
<TOTAL-LIABILITIES>                                  0
<SENIOR-EQUITY>                                      0
<PAID-IN-CAPITAL-COMMON>                             0
<SHARES-COMMON-STOCK>                                0
<SHARES-COMMON-PRIOR>                                0
<ACCUMULATED-NII-CURRENT>                            0
<OVERDISTRIBUTION-NII>                               0
<ACCUMULATED-NET-GAINS>                              0
<OVERDISTRIBUTION-GAINS>                             0
<ACCUM-APPREC-OR-DEPREC>                             0
<NET-ASSETS>                                         0
<DIVIDEND-INCOME>                                    0
<INTEREST-INCOME>                                    0
<OTHER-INCOME>                                       0
<EXPENSES-NET>                                       0
<NET-INVESTMENT-INCOME>                              0
<REALIZED-GAINS-CURRENT>                             0
<APPREC-INCREASE-CURRENT>                            0
<NET-CHANGE-FROM-OPS>                                0
<EQUALIZATION>                                       0
<DISTRIBUTIONS-OF-INCOME>                            0
<DISTRIBUTIONS-OF-GAINS>                             0
<DISTRIBUTIONS-OTHER>                                0
<NUMBER-OF-SHARES-SOLD>                              0
<NUMBER-OF-SHARES-REDEEMED>                          0
<SHARES-REINVESTED>                                  0
<NET-CHANGE-IN-ASSETS>                               0
<ACCUMULATED-NII-PRIOR>                              0
<ACCUMULATED-GAINS-PRIOR>                            0
<OVERDISTRIB-NII-PRIOR>                              0
<OVERDIST-NET-GAINS-PRIOR>                           0
<GROSS-ADVISORY-FEES>                                0
<INTEREST-EXPENSE>                                   0
<GROSS-EXPENSE>                                      0
<AVERAGE-NET-ASSETS>                                 0
<PER-SHARE-NAV-BEGIN>                                0
<PER-SHARE-NII>                                      0
<PER-SHARE-GAIN-APPREC>                              0
<PER-SHARE-DIVIDEND>                                 0
<PER-SHARE-DISTRIBUTIONS>                            0
<RETURNS-OF-CAPITAL>                                 0
<PER-SHARE-NAV-END>                                  0
<EXPENSE-RATIO>                                      0
<AVG-DEBT-OUTSTANDING>                               0
<AVG-DEBT-PER-SHARE>                                 0

